Exhibit 3.4
                      Articles of Amendment to Articles of
                  Incorporation - Term of Series A Convertible
                    Preferred Stock, filed November 13, 2003


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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.

      1. The name of the Corporation is NEW MILLENNIUM MEDIA INTERNATIONAL, INC. (the "Corporation").

      2. Attached hereto as Exhibit A is the text of an amendment to the Articles of Incorporation of the Corporation determining the terms of the Corporation's Series A Convertible Preferred Stock

      3. The Board of Directors of the Corporation duly adopted the amendment set forth herein on the 10th day of April 2003.

IN WITNESS HEREOF, the undersigned constituting all of the Directors of New Millenium Media International, Inc. have executed these Minutes and Written Consent this 10th day of April 2003.

New Millennium Media International, Inc.

By:  /s/
     -------------------------------
     John "JT" Thatch, President/CEO

                                    EXHIBIT A
                           TO ARTICLES OF AMENDMENT OF
                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.

                  Terms of Series A Convertible Preferred Stock
                    New Millennium Media International, Inc.
                 (Terms of Series A Convertible Preferred Stock)

      1. Designation. Of the 10,000,000 shares of Preferred Stock, $0.001 par value ("Preferred Stock"), of New Millennium Media International, Inc., a Colorado corporation (the "Company"), authorized for issuance, five million (5,000,000) shares of Preferred Stock are designated as Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred"), and shall have the rights, terms and privileges set forth herein.

      2. Dividend Preference. Provided that the Company will not be rendered insolvent thereby or not able to pay its debts as they become due in the normal course of business thereby, the Company shall pay an annual dividend to holders of Series A Convertible Preferred Stock at a rate of ten cents ($0.01) per share of Series A Convertible Preferred Stock, payable quarterly. Such dividend may be declared and paid or set apart for payment on the Series A Convertible Preferred Stock out of any assets or funds of the corporation legally available for the payment of dividends. The right of the holder of the Series A Convertible Preferred Stock to the said annual dividend is cumulative; that is, if no dividends are declared in one year, there can be no dividends on common stock in the following year until the preferred shareholders receive not only their dividend for the current year, but also the dividend previously missed.

            No dividend or other distribution shall be made to the holders of Common Stock, $0.001 par value ("Common Stock"), of the Company until such times as dividends or other distributions equal to dividends proposed to be paid on the Common Stock shall have been paid to, or funds necessary for such payment shall have been set aside by the Company in trust to be available for such payment to, the holders of the Series A Preferred Stock.

      3. Liquidation, Dissolution or Winding Up.

            (a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock, holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal $1.00 per share of

Series A Preferred ("the Liquidation Amount") which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred.

            If the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Series A Preferred shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the share of Series A Preferred held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

            After the payment of the Liquidation Amount shall have been made in full to the holders of the Series A Preferred or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series A Preferred so as to be available for such payments, the holders of the Series A Preferred shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.

            (b) Distributions in Cash. The Liquidation Amount shall in all events be paid in cash. Whenever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Company's Board of Directors.

      4. Voting. The holders of the Series A Preferred shall have full voting privileges and rights as provided by law.

      5. Conversion Rights for the Series A Preferred Stock. The holders of the Series A Preferred shall have the following rights with respect to the conversion of the Series A Preferred into shares of Common Stock.

            (a) General. Subject to and in compliance with the provision of this
Section 5, any share of the Series A Preferred may, at the option of the holder, be converted at any time into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred shall be initially entitled to receive upon conversion shall be four
(4) shares of Common Stock for each share of Series A Preferred and the "Conversion Ratio" shall be four (4). From time to time the Conversion Ratio may be adjusted as provided herein and the number of shares of Common Stock to which a holder of Series A Preferred shall be entitled to receive shall also be adjusted by multiplying the adjusted Conversion Ratio by the number of shares of Series A Preferred held by such holder prior to the event which gave rise to the adjustment of the Conversion Ratio.

                  (b) Adjustments to Applicable Conversion Ratio. In the event the Company shall (i) make or issue a dividend or other distribution payable in Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio shall be adjusted by multiplying the existing Conversion Ratio by a fraction:

                  (x) the numerator of which shall be the number of shares of
            Common Stock outstanding immediately after the issuance of such additional shares of Common Stock; and

                  (y) The denominator of which shall be the number of shares of
            Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock.

            (c) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Preferred shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this
Section 5), then and in each such event, the holder of each share of Series A Preferred shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred might have been converted immediately prior to such capital reorganization, reclassification or other change.

            (d) Certificate as to Adjustments; Notice by Company. In each case of an adjustment or readjustment of the Conversion Ratio, the Company at its expenses will furnish each holder of Series A Preferred with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

            (e) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Preferred shall surrender the certificate or certificates representing the share being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with certificate or certificates representing the shares of Series A Preferred being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series A Preferred being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provision of this
Section 5, and cash, as provided in Section 5(f), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series A Preferred, other than any taxes payable with respect to income by the holders thereof.

            (f) Cash in Lieu of Fractional Shares. The Company may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series A Preferred. If the Company does not elect to issue fractional shares, the Company shall pay the holder of the shares of Series A Preferred which were converted, a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred being converted at any one time by any holder there of, not upon each share of Series A Preferred being converted.

            (g) Partial Conversion. In the event some, but not all, of the shares of Series A Preferred represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred which were not converted.

            (h) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time by sufficient to effect the conversion of all outstanding shares of the Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      6. No Reissuance of Series A Preferred. No share or shares of Series A Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares, which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred accordingly.

      7. Other Preferred Stock. The Board of Directors of the Company shall have the right to designate other shares of Preferred Stock having dividend, liquidation or other preferences equal to, subsequent to or prior to the rights of holders of the Series A Preferred. Such preferences shall be determined in the resolutions creating such subsequent series.

      8. Notices of Record Date. In the event of:

            (a) Any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

            (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company , or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person; or

            (c) Any voluntary or involuntary dissolution, liquidation or winding up of the Company; then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

              CERTIFICATE OF DESIGNATIONS, PREFERENCES, LIMITATIONS
                               AND RELATIVE RIGHTS
                                     OF THE
                            SERIES A PREFERRED STOCK
                                       OF
                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.

Pursuant to Section 7-106-102 of the Colorado Business Corporation Act,

NEW MILLENNIUM MEDIA INTERNATIONAL, INC. (the "Coporation"), a corporation organized and existing under and by virtue of the provision of the Colorado business corporation Act, certifies as follows:

FIRST: The Articles of Incorporation of the Corporation authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations, and relative rights of the shares of each series so established.

SECOND: By unanimous written consent of the Board of Directors of the Corporations dated April 10, 2003, the following resolution was adopted setting for the designations, preferences, limitations, and relative rights of a certain series of said Preferred Stock:

RESOLVED pursuant to Section 7-106-102 of the Colorado Business Corporation Act, the Board of Directors designates Five Million (5,000,000) shares of the Preferred Stock as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Series A Preferred Stock shall be as follows:

      1. Definitions

      As used herein, the following terms shall have the respective meanings ascribed to them:

            "BCA" shall mean the Colorado Business Corporation Act, as amended.

            "Board" shall mean the Board of Directors of the Corporation.

            "Business Day" shall mean any day which is not a Saturday or a Sunday or a day which banks are permitted to close in Denver, Colorado. If any action otherwise required hereunder is scheduled for a day other than a Business Day, then such action may be taken on the next successive Day.

            "Common Stock" shall mean the common stock of the Corporation, par value of $0.001 per share.

            "Corporation" shall mean New Millennium Media International, Inc., a Colorado corporation.

            "Person" shall mean any individual, partnership, limited partnership, corporation, trust, joint venture incorporated organization and a government or any department or agency thereof.

            "Preferred Stock" shall mean the Preferred Stock, par value $0.001 per share, authorized to be issued by the Corporation pursuant to its Articles of Incorporation.

            "Stated Value" of any shares of Series A Preferred Stock shall mean $1.00.

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                 (Terms of Series A Convertible Preferred Stock)

      1. Designation. Of the 10,000,000 shares of Preferred Stock, $0.001 par value ("Preferred Stock"), of New Millennium Media International, Inc., a Colorado corporation (the "Company"), authorized for issuance, five million (5,000,000) shares of Preferred Stock are designated as Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred"), and shall have the rights, terms and privileges set forth herein.

      2. Dividend Preference. Provided that the Company will not be rendered insolvent thereby or not able to pay its debts as they become due in the normal course of business thereby, the Company shall pay an annual dividend to holders of Series A Convertible Preferred Stock at a rate of ten cents ($0.01) per share of Series A Convertible Preferred Stock, payable quarterly. Such dividend may be declared and paid or set apart for payment on the Series A Convertible Preferred Stock out of any assets or funds of the corporation legally available for the payment of dividends. The right of the holder of the Series A Convertible Preferred Stock to the said annual dividend is cumulative; that is, if no dividends are declared in one year, there can be no dividends on common stock in the following year until the preferred shareholders receive not only their dividend for the current year, but also the dividend previously missed.

            No dividend or other distribution shall be made to the holders of Common Stock, $0.001 par value ("Common Stock"), of the Company until such time as dividends or other distributions equal to dividends proposed to be paid on the Common Stock shall have been paid to, or funds necessary for such payment shall have been set aside by the Company in trust to be available for such payment to, the holders of the Series A Preferred Stock.

      3. Liquidation, Dissolution or Winding Up.

            (a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock, holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal $1.00 per share of Series A Preferred ("the Liquidation Amount") which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred.

            If the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Series A Preferred shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Series A Preferred held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

            After the payment of the Liquidation Amount shall have been made in full to the holders of the Series A Preferred or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series A Preferred so as to be available for such payments, the holders of the Series A Preferred shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.

            (b) Distributions in Cash. The Liquidation Amount shall in all events be paid in cash. Whenever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Company's Board of Directors.

      4. Voting. The holders of the Series A Preferred shall have full voting privileges and rights as provided by law.

      5. Conversion Rights for the Series A Preferred Stock. The holders of the Series A Preferred shall have the following rights with respect to the conversion of the Series A Preferred into shares of Common Stock.

            (a) General. Subject to and in compliance with the provision of this
Section 5, any share of the Series A Preferred may, at the option of the holder, be converted at any time into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred shall be initially entitled to receive upon conversion shall be four
(4) shares of Common Stock for each share of Series A Preferred and the "Conversion Ratio" shall be four (4). From time to time the Conversion Ratio may be adjusted as provided herein and the number of shares of Common Stock to which a holder of Series A Preferred shall be entitled to receive shall also be adjusted by multiplying the adjusted Conversion Ratio by the number of shares of Series A Preferred held by such holder prior to the event which gave rise to the adjustment of the Conversion Ratio.

                  (b) Adjustments to Applicable Conversion Ratio. In the event the Company shall (i) make or issue a dividend or other distribution payable in Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio shall be adjusted by multiplying the existing Conversion Ratio by a fraction:

                  (x) the numerator of which shall be the number of shares of
            Common Stock outstanding immediately after the issuance of such additional shares of Common Stock; and

                  (y) The denominator of which shall be the number of shares of
            Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock.

            (c) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Preferred shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this
Section 5), then and in each such event, the holder of each share of Series A Preferred shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred might have been converted immediately prior to such capital reorganization, reclassification or other change.

            (d) Certificate as to Adjustments; Notice by Company. In each case of an adjustment or readjustment of the Conversion Ratio, the Company at its expenses will furnish each holder of Series A Preferred with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

            (e) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Preferred shall surrender the certificate or certificates representing the share being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when such written notice is received by the Company, together with certificate or certificates representing the shares of Series A Preferred being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series A Preferred being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provision of this
Section 5, and cash, as provided in Section 5(f), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series A Preferred, other than any taxes payable with respect to income by the holders thereof.

            (f) Cash in Lieu of Fractional Shares. The Company may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series A Preferred. If the Company does not elect to issue fractional shares, the Company shall pay the holder of the shares of Series A Preferred which were converted, a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred being converted at any one time by any holder there of, not upon each share of Series A Preferred being converted.

            (g) Partial Conversion. In the event some, but not all, of the shares of Series A Preferred represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred which were not converted.

            (h) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time by sufficient to effect the conversion of all outstanding shares of the Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      6. No Reissuance of Series A Preferred. No share or shares of Series A Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares, which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred accordingly.

      7. Other Preferred Stock. The Board of Directors of the Company shall have the right to designate other shares of Preferred Stock having dividend, liquidation or other preferences equal to, subsequent to or prior to the rights of holders of the Series A Preferred. Such preferences shall be determined in the resolutions creating such subsequent series.

      8. Notices of Record Date. In the event of:

            (a) Any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

            (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company , or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person; or

            (c) Any voluntary or involuntary dissolution, liquidation or winding up of the Company; then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.